                                                                       EXHIBIT 5


                     [LETTERHEAD OF JENKENS & GILCHRIST]


                                December 3, 1996

Southside Bancshares, Inc.
1201 S. Beckman
Tyler, Texas 75701

Dear Sirs:

        We are acting as counsel for Southside Bancshares, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1993, as amended (the Securities Act"), on Form S-3, of 155,270 shares (the "Shares") of authorized but unissued common stock, par value $2.50 per share (the "Common Stock"), of the Company which may be sold and issued pursuant to the Company's Dividend Reinvestment Plan (the "Plan") described and set forth in the Prospectus contained in the Company's Registration Statement (hereinafter defined).

        We have assisted the Company in the preparation of, and are familiar with, the registration statement on Form S-3 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission on or about December 3, 1996 for the registration of the Shares.

        With respect to the foregoing, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents orders, certificates, and such other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, and authenticity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as orginials, the conformity to originals of all documents submitted to us as photocopies, the authenticity of the originals of such photocopied documents, and the accuracy of the representations made therein.

Based upon the foregoing, we are of the opinion that the Shares which from time to time may be issued from authorized but unissued Common Stock and sold to participants in the Plan pursuant to its terms and in accordance with all appropriate corporate proceedings and as provided for under the terms of the Plan, when so issued, sold and paid for in cash in an amount at least equal to

Southside Bancshares Inc.
December 3, 1996
Page 2

the par value of the Common Stock in accordance with the respective provisions of the Plan as described in the Registration Statement, will be duly authorized and validly issued by the Company and fully paid and non-assessable.

    We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement and the related Prospectus included therein under the caption "Legal Matters".

Southside Bancshares, Inc.
December 3, 1996
Page 3

        In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                Sincerely,

                                                JENKENS & GILCHRIST,
                                                a Professional Corporation


                                                By: /s/ Ronald J. Frappier
                                                    ----------------------
                                                    Ronald J. Frappier
                                                    Authorized Signatory